UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.___)

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☐	Preliminary Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12

QUALSTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Qualstar Corporation, a California corporation (“Qualstar” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2013 Annual Meeting of Shareholders and at any and all adjournments or postponements thereof (the “2013 Annual Meeting”). Qualstar has not yet filed a preliminary proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2013 Annual Meeting.

Press Release Issued on May 10, 2013

Attached hereto as Exhibit 1 is a press release that Qualstar issued on May 10, 2013 announcing that Gerald J. "Bud" Laber had been appointed to its board of directors effective May 8, 2013.

Additional Information and Where to Find It

Qualstar, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Qualstar’s shareholders in connection with the 2013 Annual Meeting. Qualstar plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting (the “2013 Proxy Statement”).

SHAREHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT QUALSTAR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. This information can also be found in Qualstar’s Annual Report on Form 10-K for the year ended June 30, 2012, filed with the SEC on September 21, 2012 (as amended with the filing of a Form 10-K/A on October 29, 2012), and in Qualstar’s definitive proxy statement for its 2012 Annual Meeting of Shareholders, filed with the SEC on February 13, 2012. To the extent holdings of Qualstar’s securities have changed since the amounts shown in the Form 10-K/A filed on October 29, 2012, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement and any other documents filed by Qualstar with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at Qualstar’s website (www.qualstar.com) or by writing to Mr. Lawrence D. Firestone, President and Chief Executive Officer, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, CA 93063. In addition, copies of the proxy materials, when available, may be requested from Qualstar’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

EXHIBIT 1

FOR IMMEDIATE RELEASE

For more information, contact:

Philip Varley	Vanessa Lehr/Annie Leschin
Chief Financial Officer	Investor Relations
Qualstar Corporation	StreetSmart Investor Relations
(805) 583-7744	(415) 775-1788
Philip.varley@qualstar.com

QUALSTAR APPOINTS GERALD J. “BUD” LABER TO ITS BOARD OF DIRECTORS

SIMI VALLEY, Calif., May 10, 2013 — Qualstar Corporation (NASDAQGM: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, has appointed Gerald J. “Bud” Laber to its board of directors effective May 8, 2013. Mr. Laber brings to the Board three decades of experience advising public and private companies on strategic transactions accounting, and financial matters and extensive experience in corporate governance as a board member of the publicly-traded companies. With the addition of Mr. Laber, the Qualstar board will have six independent directors, bringing the total board to seven directors.

"We are extremely pleased to have someone of Mr. Laber's insight and experience join our board of directors,” commented Larry Firestone, President and CEO of Qualstar. “Bud's knowledge of accounting, finance and corporate governance will be a great asset to the Qualstar board of directors. The addition of Mr. Laber, Allen Alley and Dan Molhoek to our board of directors over the past year demonstrates our commitment to enhancing the composition of our board.”

Mr. Laber spent 20 years with Arthur Andersen, L.L.P., as an audit partner with extensive experience in auditing public companies and dealing with financial statement disclosure and accounting matters. He has served on the board of directors of eight publicly-traded companies and currently serves on several boards including Scott's Liquid Gold, Inc., Smart Balance, Inc. and Allied Motion Technologies. Mr. Laber is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. He received his B.S. in Business Administration with a major in accountancy from the University of South Dakota.

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. The company’s products are known throughout the world for high quality and Simply Reliable designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.